Exhibit 99.1

[Graphic omitted]
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  January 22, 2008
FOR IMMEDIATE RELEASE

Washington Trust Announces Fourth Quarter 2007 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2007 net income of $5.8 million, or 43 cents per diluted share.  Net income for the fourth quarter of last year totaled $6.2 million, or 45 cents per diluted share.  The year-over-year decline in fourth quarter 2007 net income was primarily attributable to a higher provision for loan losses.  The increase in the provision is based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality and economic conditions.  The returns on average equity and average assets for the fourth quarter of 2007 were 12.73% and 0.94%, respectively, compared to 14.06% and 1.04%, respectively, for the fourth quarter of 2006.

Fourth Quarter 2007 highlights include:
•	Revenues from wealth management services were up 4 percent from third quarter 2007 and up 11 percent compared to the fourth quarter a year ago.
•	Noninterest income (excluding securities gains) amounted to 43% of total revenues for the quarter.
•	Commercial loan growth continued to be strong with an increase of $30.2 million in the quarter. Commercial loans grew by 16 percent, or $92.9 million, for the full year 2007.
•	Fourth quarter net interest margin declined 16 basis points from the third quarter of 2007.

John C. Warren, Washington Trust Chairman and CEO stated, "Despite unfavorable economic and market conditions, Washington Trust's fourth quarter and year-end 2007 earnings were strong, particularly in comparison with our peers in the region.  Our performance was driven by solid growth in both the wealth management and commercial lending areas."  Warren added, "We recognize that 2008 will once again be a challenging year, but we will continue to focus on the keys to our success: providing superior service, maintaining very good asset quality, generating diversified earnings, and investing in our future.  We believe that the increase in our loan loss provision is a prudent response to the conditions we

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are seeing.  We continue to be pleased with the strong growth in our commercial loan portfolio, but have general concerns with the overall economic environment.”

Net income for the year ended December 31, 2007 was $23.8 million, or $1.75 per diluted share, compared to $25.0 million, or $1.82 per diluted share, for 2006.  Results for the year 2007 included $1.1 million in debt prepayment charges, recorded in noninterest expense in the first quarter of 2007 as a result of prepayments of higher cost Federal Home Loan Bank of Boston (“FHLBB”) advances as well as a $700 thousand increase in the provision for loan losses.  There were no debt prepayment penalty charges in 2006.  The returns on average equity and average assets for the year ended December 31, 2007 were 13.48% and 0.99%, respectively, compared to 14.99% and 1.04%, respectively, for the prior year.

RESULTS OF OPERATIONS
Net interest income totaled $14.8 million for the fourth quarter of 2007, down $473 thousand, or 3 percent, compared to the third quarter of 2007 and down $139 thousand, or 1 percent, from the fourth quarter a year ago.  On a year to date basis, net interest income declined $1.5 million, or 2.5 percent, from 2006.  The decline in net interest income was due to the fact that rates paid on deposits and borrowings have risen faster than earning asset yields and a higher rate of growth was experienced in higher cost deposit categories.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the fourth quarter 2007 was 2.65%, down 16 basis points from the third quarter of 2007 and down 9 basis points from the fourth quarter of 2006.  The decline in net interest margin from the third quarter of 2007 was attributable to decreases in yields on prime-related commercial and consumer loans resulting from actions taken by the Federal Reserve to reduce short-term interest rates, with little commensurate reduction in deposit rates paid during the same period.  The decline in net interest margin from the fourth quarter of 2006 is attributable to more rapid increases in rates paid on deposit and FHLB advances than asset yields, and to a change in funding mix resulting from declines in total average deposits and a resulting increase in higher cost FHLB advances.  For the year 2007 net interest margin was 2.76%, compared to 2.80% for 2006.

Total noninterest income amounted to $11.3 million and $45.5 million, respectively, for the quarter and year ended December 31, 2007 as compared to $10.4 million and $42.2 million for the same periods in 2006.  Net realized gains on sales of securities included in noninterest income amounted to $119 thousand and $455 thousand, respectively, for the quarter and year ended December 31, 2007 as compared to net realized losses of $16 thousand and net realized gains of $443 thousand, respectively, for the same periods in 2006.

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Washington Trust
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Excluding net realized gains and losses on securities, noninterest income amounted to $11.2 million for the fourth quarter of 2007, up $720 thousand, or 7 percent, from the same quarter a year ago.  For the year 2007, noninterest income on this basis totaled $45.1 million and increased $3.3 million, or 8 percent, from the prior year.  The increase was largely attributable to higher revenues from wealth management services.  Wealth management revenues for the quarter and year ended December 31, 2007 were up $737 thousand (11 percent) and $2.6 million (10 percent), respectively.  Wealth management assets under administration totaled $4.014 billion at December 31, 2007, down slightly for the fourth quarter.  For the full year 2007, investment performance as well as successful business development efforts and customer cash flows contributed to an increase of $405 million, or 11 percent, from December 31, 2006.

Noninterest expenses amounted to $16.7 million for the fourth quarter of 2007, up $1.0 million, or 6 percent, from the same quarter a year earlier.  For the year 2007, noninterest expenses totaled $68.9 million, up $3.6 million, or 6 percent, from 2006.  Included in this increase was $1.1 million in debt prepayment penalties that were incurred in the first quarter of 2007 as a result of prepayments of higher cost FHLBB advances.  Excluding the debt prepayment penalty expense, noninterest expenses for 2007 increased $2.5 million, or 4 percent, over last year.

Income tax expense amounted to $2.6 million and $10.8 million, respectively, for the quarter and year ended December 31, 2007 as compared to $3.2 million and $12.1 million, respectively for the same periods in 2006.  The Corporation’s effective tax rate for the quarter and year ended December 31, 2007 was 31.1% and 31.3%, respectively, down from 33.8% and 32.6%, respectively, for the same periods in 2006, primarily due to higher average balances in nontaxable state and municipal debt obligations.

ASSET QUALITY
Nonperforming assets (nonaccrual loans and property acquired though foreclosure) amounted to $4.3 million, or 0.17% of total assets, at December 31, 2007, compared to $2.7 million, or 0.11% of total

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assets, at December 31, 2006.  There are no assets acquired through foreclosure on the balance sheet at December 31, 2007.  Nonaccrual loans as a percent of total loans stood at 0.27% at December 31, 2007 compared to 0.18% of total loans at September 30, 2007 and 0.19% of total loans at December 31, 2006.

Total 30 day+ delinquencies amounted to $7.0 million, or 0.45% of total loans, at December 31, 2007, up $1.2 million in the fourth quarter of 2007, but down $191 thousand from the balance at December 31, 2006.   The $1.2 million increase in total 30 day+ delinquencies in the fourth quarter of 2007 was primarily due to an increase in the commercial category that was offset in part by declines in residential and consumer loan delinquencies.

Total residential mortgage and consumer loan 30 day+ delinquencies declined in the fourth quarter to $2.3 million, or 0.26% of these loans, at December 31, 2007, compared to $3.6 million, or 0.42%, at September 30, 2007.  Total 90 day+ delinquencies in the residential mortgage and consumer loans portfolios amounted to $441 thousand (two loans) and $86 thousand (two loans), respectively, as of December 31, 2007.  Total nonaccrual loans, which include the 90 day+ delinquencies, amounted to $1.2 million and $271 thousand in the residential mortgage and consumer loan categories, respectively, at December 31, 2007.  The Corporation has never offered a sub-prime or Alt-A residential mortgage loan program.

The Corporation’s loan loss provision charged to earnings amounted to $1.0 million and $1.9 million for the quarter and year ended December 31, 2007, respectively, compared to $300 thousand and $1.2 million, respectively, for the same periods in 2006.  The increase in the fourth quarter 2007 provision for loan losses was based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality, with particular emphasis on the commercial portfolio, and general economic conditions.  Net charge-offs amounted to $517 thousand for 2007, including $195 thousand in the fourth quarter of 2007, compared to net charge-offs of $224 thousand for the year 2006.

The Corporation will continue to assess the adequacy of its allowance for loan losses in accordance with its established policies.  The provision for loan losses in 2008 is expected to increase somewhat above the 2007 level, subject to the achievement of anticipated portfolio growth and the future evaluation of economic conditions.

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The allowance for loan losses was $20.3 million, or 1.29% of total loans, at December 31, 2007, compared to $18.9 million, or 1.29% of total loans, at December 31, 2006, and $19.5 million, or 1.29% of total loans, at September 30, 2007.

FINANCIAL CONDITION
Total assets were $2.540 billion at December 31, 2007, up $140.5 million from December 31, 2006.  Total loans grew $113.7 million, or 8 percent, during 2007 and amounted to $1.6 billion.  Commercial loans increased $92.9 million (16 percent), residential loans increased by 11.0 million (2 percent), and consumer loans increased by $9.8 million (3 percent), during the year.  The investment securities portfolio totaled $751.8 million at December 31, 2007, up $48.0 million from December 31, 2006.  Included in the investment securities portfolio at December 31, 2007 were mortgage-backed securities with a fair value of $469.4 million.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government sponsored agencies.  The Corporation reclassified its Held To Maturity portfolio to the Available For Sale category during the second quarter of 2007.

Total deposits decreased by $31.8 million from December 31, 2006.  Excluding brokered certificates of deposit, in-market deposits were up $14.0 million during 2007.  Declines in demand and savings deposits were offset by increases in money market accounts and in-market certificates of deposit.  FHLBB advances totaled $616.4 million at December 31, 2007, up $141.9 million from December 31, 2006.  Other borrowings increased $17.9 million in 2007, mainly due to an increase in securities sold under repurchase agreements.

Total shareholders’ equity amounted to $186.5 million at December 31, 2007, compared to $173.1 million at December 31, 2006.  Under the Corporation’s 2006 Stock Repurchase Plan, 185,400 shares were repurchased at a total cost of $4.8 million during the year ended December 31, 2007.  There were no shares repurchased in the fourth quarter.  Book value per share as of December 31, 2007 and December 31, 2006 amounted to $13.97 and $12.89, respectively.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 20 cents per share for the quarter ended December 31, 2007.  The dividend was paid on January 11, 2008 to shareholders of record on January 3, 2008.

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CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Wednesday, January 23, 2008 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s fourth quarter and year end results.  This call is being webcast by TalkPoint and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 344-7529 and entering Conference ID #: 414901.  The replay will be available until 11:59 p.m. on January 31, 2008.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan collectibility,  default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	December 31,	December 31,
	2007	2006
Assets:
Cash and due from banks	$32,790	$54,337
Federal funds sold	7,600	16,425
Other short-term investments	722	1,147
Mortgage loans held for sale	1,981	2,148
Securities:
Available for sale, at fair value; amortized cost $750,583 in 2007 and $525,966 in 2006	751,778	526,396
Held to maturity, at cost; fair value $175,369 in 2006	−	177,455
Total securities	751,778	703,851
Federal Home Loan Bank stock, at cost	31,725	28,727
Loans:
Commercial and other	680,266	587,397
Residential real estate	599,671	588,671
Consumer	293,715	283,918
Total loans	1,573,652	1,459,986
Less allowance for loan losses	20,277	18,894
Net loans	1,553,375	1,441,092
Premises and equipment, net	25,420	24,307
Accrued interest receivable	11,427	11,268
Investment in bank-owned life insurance	41,363	39,770
Goodwill	50,479	44,558
Identifiable intangible assets, net	11,433	12,816
Other assets	19,847	18,719
Total assets	$2,539,940	$2,399,165

Liabilities:
Deposits:
Demand deposits	$175,542	$186,533
NOW accounts	164,944	175,479
Money market accounts	321,600	286,998
Savings accounts	176,278	205,998
Time deposits	807,841	822,989
Total deposits	1,646,205	1,677,997
Dividends payable	2,677	2,556
Federal Home Loan Bank advances	616,417	474,561
Junior subordinated debentures	22,681	22,681
Other borrowings	32,560	14,684
Accrued expenses and other liabilities	32,887	33,630
Total liabilities	2,353,427	2,226,109

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,492,110 shares in 2007 and 2006	843	843
Paid-in capital	34,874	35,893
Retained earnings	154,647	141,548
Accumulated other comprehensive loss	(239)	(3,515)
Treasury stock, at cost; 137,652 shares in 2007 and 62,432 in 2006	(3,612)	(1,713)
Total shareholders’ equity	186,513	173,056
Total liabilities and shareholders’ equity	$2,539,940	$2,399,165

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three Months		Twelve Months
Periods ended December 31,	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$25,340	$23,733	$98,720	$92,190
Interest on securities:
Taxable	7,967	8,210	31,163	33,763
Nontaxable	775	514	2,983	1,618
Dividends on corporate stock and Federal Home Loan Bank stock	665	718	2,737	2,842
Interest on federal funds sold and other short-term investments	181	204	831	721
Total interest income	34,928	33,379	136,434	131,134
Interest expense:
Deposits	13,090	13,110	52,422	46,982
Federal Home Loan Bank advances	6,318	4,801	21,641	20,916
Junior subordinated debentures	338	338	1,352	1,352
Other	345	154	1,075	410
Total interest expense	20,091	18,403	76,490	69,660
Net interest income	14,837	14,976	59,944	61,474
Provision for loan losses	1,000	300	1,900	1,200
Net interest income after provision for loan losses	13,837	14,676	58,044	60,274
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,498	5,063	21,124	19,099
Mutual fund fees	1,430	1,092	5,430	4,665
Financial planning, commissions and other service fees	547	583	2,462	2,616
Wealth management services	7,475	6,738	29,016	26,380
Service charges on deposit accounts	1,154	1,248	4,713	4,915
Merchant processing fees	1,425	1,380	6,710	6,208
Income from bank-owned life insurance	427	396	1,593	1,410
Net gains on loan sales and commissions on loans originated for others	288	394	1,493	1,423
Net realized gains (losses) on securities	119	(16)	455	443
Other income	400	293	1,529	1,404
Total noninterest income	11,288	10,433	45,509	42,183
Noninterest expense:
Salaries and employee benefits	9,791	9,598	39,986	38,698
Net occupancy	1,074	982	4,150	3,888
Equipment	909	818	3,473	3,370
Merchant processing costs	1,193	1,167	5,686	5,257
Outsourced services	570	505	2,180	2,009
Advertising and promotion	557	405	2,024	1,894
Legal, audit and professional fees	463	295	1,761	1,637
Amortization of intangibles	326	384	1,383	1,593
Debt prepayment penalties	-	-	1,067	-
Other	1,842	1,586	7,196	6,989
Total noninterest expense	16,725	15,740	68,906	65,335
Income before income taxes	8,400	9,369	34,647	37,122
Income tax expense	2,613	3,166	10,847	12,091
Net income	$5,787	$6,203	23,800	$25,031

Weighted average shares outstanding - basic	13,347.5	13,452.5	13,355.5	13,424.1
Weighted average shares outstanding - diluted	13,580.7	13,769.3	13,604.1	13,723.2
Per share information:
Basic earnings per share	$0.43	$0.46	$1.78	$1.86
Diluted earnings per share	$0.43	$0.45	$1.75	$1.82
Cash dividends declared per share	$0.20	$0.19	$0.80	$0.76

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2007	2007	2007	2007	2006
Financial Data
Total assets	$2,539,940	$2,431,762	$2,393,882	$2,399,962	$2,399,165
Total loans	1,573,652	1,514,493	1,489,174	1,470,200	1,459,986
Total securities	751,778	688,709	676,204	706,406	703,851
Total deposits	1,646,205	1,655,887	1,669,089	1,683,592	1,677,997
Total shareholders equity	186,513	177,897	171,188	175,527	173,056
Net income	5,787	6,556	5,482	5,975	6,203

Per Share Data
Basic earnings per share	$0.43	$0.49	$0.41	$0.45	$0.46
Diluted earnings per share	$0.43	$0.48	$0.40	$0.44	$0.45
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.19
Book value per share	$13.97	$13.33	$12.87	$13.12	$12.89
Tangible book value per share	$9.33	$8.66	$8.61	$8.86	$8.61
Market value per share	$25.23	$26.97	$25.21	$26.81	$27.89

Key Ratios
Return on average assets	0.94%	1.10%	0.92%	1.00%	1.04%
Return on average equity	12.73%	14.99%	12.57%	13.66%	14.06%

Capital Ratios
Tier 1 risk-based capital	9.10%	9.11%	9.40%	9.47%	9.57%
Total risk-based capital	10.39%	10.43%	10.73%	10.84%	10.96%
Tier 1 leverage ratio	6.09%	6.11%	6.16%	6.14%	6.01%

Average Yields (taxable equivalent basis)
Assets
Residential real estate loans	5.41%	5.35%	5.31%	5.32%	5.18%
Commercial and other loans	7.39%	7.62%	7.64%	7.86%	7.77%
Consumer loans	6.74%	7.01%	6.98%	6.95%	6.98%
Total loans	6.51%	6.62%	6.59%	6.66%	6.55%
Federal funds sold and
other short-term investments	4.72%	5.10%	4.36%	5.75%	5.43%
Taxable debt securities	5.19%	5.16%	5.17%	5.07%	4.86%
Nontaxable debt securities	5.59%	5.61%	5.65%	5.69%	5.80%
Corporate stocks and FHLBB stock	7.00%	7.03%	7.15%	7.46%	7.11%
Total securities	5.33%	5.31%	5.32%	5.28%	5.06%
Total interest-earning assets	6.12%	6.20%	6.16%	6.19%	6.03%
Liabilities
NOW accounts	0.20%	0.17%	0.15%	0.16%	0.18%
Money market accounts	3.93%	3.90%	3.92%	3.88%	3.94%
Savings accounts	1.32%	1.32%	1.35%	1.40%	1.14%
Time deposits	4.55%	4.60%	4.61%	4.57%	4.47%
FHLBB advances	4.56%	4.44%	4.35%	4.31%	4.16%
Junior subordinated debentures	5.91%	5.91%	5.98%	6.04%	5.91%
Other	4.36%	4.47%	4.51%	4.73%	4.91%
Total interest-bearing liabilities	3.85%	3.78%	3.77%	3.73%	3.64%

Interest rate spread (taxable equivalent basis)	2.27%	2.42%	2.39%	2.46%	2.39%
Net interest margin (taxable equivalent basis)	2.65%	2.81%	2.76%	2.81%	2.74%

Wealth Management Assets (1)
Market value of assets under administration	$4,014,352	$4,025,877	$3,867,674	$3,715,987	$3,609,180

(1) Certain prior period amounts have been adjusted to conform to the current year presentation.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2007	2007	2007	2007	2006
Period End Balances
Loans
Commercial:
Mortgages	$278,821	$276,995	$265,560	$271,817	$282,019
Construction and development	60,361	48,899	43,755	33,092	32,233
Other	341,084	324,129	313,673	294,261	273,145
Total commercial	680,266	650,023	622,988	599,170	587,397
Residential real estate:
Mortgages	588,628	566,776	572,321	577,823	577,522
Homeowner construction	11,043	12,040	11,071	11,742	11,149
Total residential real estate	599,671	578,816	583,392	589,565	588,671
Consumer:
Home equity lines	144,429	139,732	139,256	142,548	145,676
Home equity loans	99,827	99,798	97,253	94,521	93,947
Other	49,459	46,124	46,285	44,396	44,295
Total consumer	293,715	285,654	282,794	281,465	283,918
Total loans	$1,573,652	$1,514,493	$1,489,174	$1,470,200	$1,459,986
Deposits
Demand deposits	$175,542	$182,830	$177,210	$175,010	$186,533
NOW accounts	164,944	172,378	174,715	176,006	175,479
Money market accounts	321,600	312,257	290,046	290,273	286,998
Savings accounts	176,278	189,157	196,105	204,465	205,998
Time deposits	807,841	799,265	831,013	837,838	822,989
Total deposits	$1,646,205	$1,655,887	$1,669,089	$1,683,592	$1,677,997

Brokered deposits included in time deposits	129,798	130,017	159,297	163,089	175,618

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$19,472	$19,327	$19,360	$18,894	$18,645
Provision charged to earnings	1,000	300	300	300	300
Net charge-offs	(195)	(155)	(333)	166	(51)
Balance at end of period	$20,277	$19,472	$19,327	$19,360	$18,894

Loans 30 days or More Past Due
Commercial categories	$4,726	$2,239	$7,224	$6,935	$5,807
Residential mortgages	2,100	3,266	1,697	914	$1,299
Consumer loans	197	358	145	169	108
Total	$7,023	$5,863	$9,066	$8,018	$7,214

Nonperforming Assets
Commercial mortgages	$1,094	$1,099	$1,385	$1,157	$981
Commercial construction and development	–	–	–	–	–
Other commercial	1,781	581	645	1,021	831
Residential real estate	1,158	731	698	709	721
Consumer	271	262	241	216	190
Total nonaccrual loans	$4,304	$2,673	$2,969	$3,103	$2,723
Other real estate owned, net	-	-	-	-	-
Total nonperforming assets	$4,304	$2,673	$2,969	$3,103	$2,723

Loans 30 days or more past due to total loans	0.45%	0.39%	0.61%	0.55%	0.49%
Nonperforming assets to total assets	0.17%	0.11%	0.12%	0.13%	0.11%
Nonaccrual loans to total loans	0.27%	0.18%	0.20%	0.21%	0.19%
Allowance for loan losses to nonaccrual loans	471.12%	728.47%	650.96%	623.91%	693.87%
Allowance for loan losses to total loans	1.29%	1.29%	1.30%	1.32%	1.29%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Years Ended
	December 31,	December 31,
(Dollars and shares in thousands, except per share amounts)	2007	2006

Operating Results
Net interest income	$59,944	$61,474
Provision for loan losses	1,900	1,200
Net realized gains on securities	455	443
Other noninterest income	45,054	41,740
Noninterest expenses	68,906	65,335
Income tax expense	10,847	12,091
Net income	23,800	25,031

Basic earnings per share	$1.78	$1.86
Diluted earnings per share	$1.75	$1.82
Dividends declared per share	$0.80	$0.76

Weighted average shares outstanding - basic	13,355.5	13,424.1
Weighted average shares outstanding - diluted	13,604.1	13,723.2
Shares outstanding at end of period	13,354.5	13,429.7

Key Ratios
Return on average assets	0.99%	1.04%
Return on average equity	13.48%	14.99%
Interest rate spread (taxable equivalent basis)	2.39%	2.47%
Net interest margin (taxable equivalent basis)	2.76%	2.80%

Allowance for Loan Losses
Balance at beginning of period	$18,894	$17,918
Provision charged to earnings	1,900	1,200
Net charge-offs	(517)	(224)
Balance at end of period	$20,277	$18,894

Net charge-offs (recoveries) to average loans	.03%	.02%

	Three Months	Year
	Ended	Ended
(Dollars in thousands)	Dec. 31, 2007	Dec. 31, 2007

Wealth Management Assets Under Administration (1)
Balance at beginning of period	$4,025,877	$3,609,180
Net investment appreciation (depreciation) and income	(11,751)	272,398
Net customer cash flows	226	132,774
Balance at end of period	$4,014,352	$4,014,352

(1) Certain prior period amounts have been adjusted to conform to the current year presentation.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended December 31,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$592,025	$8,069	5.41%	$592,055	$7,732	5.18%
Commercial and other loans	666,142	12,407	7.39%	567,356	11,115	7.77%
Consumer loans	288,975	4,910	6.74%	280,118	4,929	6.98%
Total loans	1,547,142	25,386	6.51%	1,439,529	23,776	6.55%
Federal funds sold and
other short-term investments	15,147	181	4.72%	14,940	204	5.43%
Taxable debt securities	608,827	7,967	5.19%	670,523	8,210	4.86%
Nontaxable debt securities	80,637	1,137	5.59%	54,024	789	5.80%
Corporate stocks and FHLBB stock	41,791	735	7.00%	45,233	811	7.11%
Total securities	746,402	10,020	5.33%	784,720	10,014	5.06%
Total interest-earning assets	2,293,544	35,406	6.12%	2,224,249	33,790	6.03%
Non interest-earning assets	170,781			171,361
Total assets	$2,464,325			$2,395,610
Liabilities and Shareholders’ Equity
NOW accounts	$161,722	$83	0.20%	$170,111	$76	0.18%
Money market accounts	324,685	3,217	3.93%	306,036	3,037	3.94%
Savings accounts	180,977	601	1.32%	201,031	577	1.14%
Time deposits	801,107	9,189	4.55%	836,645	9,420	4.47%
FHLBB advances	549,388	6,318	4.56%	457,690	4,801	4.16%
Junior subordinated debentures	22,681	338	5.91%	22,681	338	5.91%
Other	31,319	345	4.36%	12,472	154	4.91%
Total interest-bearing liabilities	2,071,879	20,091	3.85%	2,006,666	18,403	3.64%
Demand deposits	176,242			186,017
Other liabilities	34,298			26,482
Shareholders’ equity	181,906			176,445
Total liabilities and shareholders’ equity	$2,464,325			$2,395,610
Net interest income (FTE)		$15,315			$15,387
Interest rate spread			2.27%			2.39%
Net interest margin			2.65%			2.74%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended December 31,	2007	2006
Commercial and other loans	$46	$43
Nontaxable debt securities	362	275
Corporate stocks	70	93
Total	$478	$411

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Years ended December 31,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$589,619	$31,540	5.35%	$590,245	$30,237	5.12%
Commercial and other loans	626,309	47,713	7.62%	564,310	43,409	7.69%
Consumer loans	283,873	19,634	6.92%	274,764	18,748	6.82%
Total loans	1,499,801	98,887	6.59%	1,429,319	92,394	6.46%
Federal funds sold and
other short-term investments	16,759	831	4.96%	14,548	721	4.96%
Taxable debt securities	605,443	31,163	5.15%	712,870	33,763	4.74%
Nontaxable debt securities	77,601	4,368	5.63%	42,977	2,486	5.79%
Corporate stocks and FHLBB stock	42,544	3,047	7.16%	48,643	3,205	6.59%
Total securities	742,347	39,409	5.31%	819,038	40,175	4.91%
Total interest-earning assets	2,242,148	138,296	6.17%	2,248,357	132,569	5.90%
Non interest-earning assets	165,561			159,115
Total assets	$2,407,709			$2,407,472
Liabilities and Shareholders’ Equity
NOW accounts	$166,580	$285	0.17%	$173,137	$302	0.17%
Money market accounts	303,138	11,846	3.91%	262,613	9,063	3.45%
Savings accounts	194,342	2,619	1.35%	198,040	1,464	0.74%
Time deposits	821,951	37,672	4.58%	856,979	36,153	4.22%
FHLBB advances	489,229	21,641	4.42%	509,611	20,916	4.10%
Junior subordinated debentures	22,681	1,352	5.96%	22,681	1,352	5.96%
Other	23,990	1,075	4.48%	8,627	410	4.76%
Total interest-bearing liabilities	2,021,911	76,490	3.78%	2,031,688	69,660	3.43%
Demand deposits	177,342			185,322
Other liabilities	31,886			23,517
Shareholders’ equity	176,570			166,945
Total liabilities and shareholders’ equity	$2,407,709			$2,407,472
Net interest income (FTE)		$61,806			$62,909
Interest rate spread			2.39%			2.47%
Net interest margin			2.76%			2.80%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Years ended December 31,	2007	2006
Commercial and other loans	$167	$204
Nontaxable debt securities	1,385	868
Corporate stocks	310	363
Total	$1,862	$1,435